Exhibit 10.3

Execution Version

FIRST AMENDMENT
TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF NRI REAL TOKEN LP

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Amendment”) of NRI REAL TOKEN LP, a Delaware limited partnership (the “Partnership”), is entered into on October 12, 2023 by NRI REAL ESTATE INVESTMENT AND TECHNOLOGY, INC., a Maryland corporation (in its capacity as the general partner of the Partnership, the “General Partner”), for itself and on behalf of all limited partners of the Partnership. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Limited Partnership Agreement of the Partnership entered into on September 30, 2022 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”).

WHEREAS, Section 4.2(a)(i) of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners;

WHEREAS, Section 4.2(a)(i) of the Partnership Agreement provides that such additional Partnership Interests may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, as shall be determined by the General Partner in its sole and absolute discretion, without the approval of any Limited Partner; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.2(a) and Article 11 of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to set forth the designations, rights, powers, preferences and duties and other terms of a new series of preferred OP Units, referred to as the “Series B Preferred OP Units,” as set forth on Annex B.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.	The Partnership Agreement is hereby amended by the addition of a new annex thereto, entitled “Annex B,” in the form attached hereto as Annex B, which sets forth the designations, allocations, preferences, conversion or other special rights, powers and duties of the Series B Preferred OP Units which annex shall be attached to and made a part of, and shall be an annex to, the Partnership Agreement.

2.	Defined Terms. Article 1 of the Partnership Agreement is hereby amended by replacing the definition of “OP UNIT” with the definition set forth immediately below and by adding the definitions of “LIQUIDATION PREFERENCE” and “SERIES B PREFERRED OP UNIT” set forth below:

“LIQUIDATION PREFERENCE” has the meaning set forth in Annex B.

“OP UNIT” means a class or series of Partnership Unit which is designated as an OP Unit of the Partnership, including any Partnership Unit which is designated as a Series B Preferred OP Unit.

“SERIES B PREFERRED OP UNIT” has the meaning set forth in Annex B.

3.	Section 5.1(c) of the Partnership Agreement is hereby deleted and replaced with the following:

“(c) Special Allocation with Respect to Sales.

(i) (A) In connection with the sale of all or substantially all of the assets of the Partnership, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from such sale, other than any such items allocated under Section 5.1(b), shall be allocated among the Partners (other than the Partners holding Series B Preferred OP Units, with respect to the Series B Preferred OP Units so held) in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (I) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (II) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets, and (B) in connection with the Partners holding Series B Preferred OP Units, with respect to such Series B Preferred OP Units so held, in connection with the sale of all or substantially all of the assets of the Partnership, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from such sale, other than any such items allocated under Section 5.1(b), shall be allocated among such Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each such Partner at the end of such fiscal year or other applicable period to equal (I) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (II) the sum of (a) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets and (b) the aggregate Liquidation Preference to which such Partner would be entitled at such time.

(ii) (A) Following November 19, 2024, the third anniversary of the original effective date of this Agreement, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from Sales, other than any such items allocated under Section 5.1(b), shall be allocated among the Partners (other than the Partners holding Series B Preferred OP Units, with respect to the Series B Preferred OP Units so held) in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (I) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (II) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets, and (B) in connection with the Partners holding Series B Preferred OP Units, with respect to such Series B Preferred OP Units so held, following the third anniversary of the effective date of this Agreement, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from Sales, other than any such items allocated under Section 5.1(b), shall be allocated among such Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each such Partner at the end of such fiscal year or other applicable period to equal (I) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (II) the sum of (a) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets and (b) the aggregate Liquidation Preference to which such Partner would be entitled at such time.

Notwithstanding anything to the contrary, the Special OP Unitholder may waive its entitlement to all or a portion of such allocations pursuant to this Section 5.1(c) with respect to a calendar year or portion thereof.”

4.	The proviso contained in Section 5.2(b)(ii) of the Partnership Agreement is hereby deleted and replaced with the following:

“provided that the Special OP Unitholder and its Affiliates, and the holders of the Series B Preferred OP Units, shall be entitled to 100% of the amounts distributable with respect to the OP Units and Series B Preferred OP Units held by them pursuant to this Section 5.2(b)(ii);”

5.	The foregoing recitals are incorporated in and are made a part of this Amendment.

6.	Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement. This Amendment has been authorized by the consent of the General Partner pursuant to Article 11 of the Partnership Agreement and does not require execution by any Limited Partner or any other Person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

NRI REAL ESTATE AND TECHNOLOGY INC., a Maryland corporation

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Chief Executive Officer

ANNEX B

DESIGNATION OF THE SERIES A PREFERRED UNITS

OF

NRI REAL TOKEN LP

1. Designation. A series of OP Units of NRI Real Token LP, a Delaware limited partnership (the “Partnership”), designated the “Series B Preferred OP Units,” is hereby established. A holder of a Series B Preferred OP Unit shall be entitled to all the same rights and obligations with respect to such Series B Preferred OP Unit as an OP Unitholder has with respect to an OP Unit under the Partnership Agreement, except as otherwise set forth in this Annex B. The Series B Preferred OP Units shall not be considered Preferred Units within the meaning of the Partnership Agreement.

2. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Amended and Restated Limited Partnership Agreement of NRI Real Token LP (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”). The following defined terms used in this Annex B shall have the meanings specified below:

“Initial Capital” shall mean $12.50 per Series B Preferred OP Unit.

“Liquidation Event” shall have the meaning provided in Section 4.

“Liquidation Preference” shall have the meaning provided in Section 6(a).

“Partnership” shall have the meaning provided in Section 1.

“Partnership Agreement” shall have the meaning provided in Section 2.

“Series B Preferred OP Units” shall have the meaning provided in Section 1.

3. Maturity. The Series B Preferred OP Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

4. Rank. The Series B Preferred OP Units shall rank junior to the Series A Preferred Units in all respects and will also rank junior in right or payment to the Partnership’s existing and future indebtedness. In respect of rights to the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, including the actual sale of all or substantially all the assets of the Partnership (excluding deemed sales) a recapitalization or a refinancing (a “Liquidation Event”), the Series B Preferred OP Units shall rank senior to all other classes or series of OP Units and all other Partnership Interests, whether or not denominated as Partnership Units, issued by the Partnership from time to time. In respect of rights to the payment of all other distributions by the Partnership, the Series B Preferred OP Units shall rank equally to all other classes or series of OP Units and all other Partnership Interests, whether or not denominated as Partnership Units, issued by the Partnership from time to time. All of the Series B Preferred OP Units shall rank equally with one another and shall be identical in all respects.

5. Distributions.

a. The holders of Series B Preferred OP Units shall be entitled to receive in connection with a Liquidation Event, a distribution of the Liquidation Preference prior to any distributions that would be made in accordance with Sections 5.2(b) or 5.7 of the Partnership Agreement.

b. The holders of Series B Preferred OP Units shall be entitled to receive the same distributions with respect to each Series B Preferred OP Unit as OP Unitholders are entitled to receive with respect to each OP Unit in accordance with Section 5.2 of the Partnership Agreement; provided that, for the avoidance of doubt, the holders of the Series B Preferred OP Unit shall be entitled to 100% of amount distributable with respect to the Series B Preferred OP Units pursuant to Section 5.2(b)(ii) of the Partnership Agreement.

c. Other than as set forth herein, the Series B Preferred OP Units shall be subject to the same rights and obligations with respect to distributions from the Partnership as the OP Units.

6. Liquidation Preference.

a. Upon any Liquidation Event, after any required distributions with respect to the Series A Preferred Units but before any other distributions or payments shall be made to the holders of any other Partnership Units, the holders of the Series B Preferred OP Units then outstanding shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its Partners a liquidation preference in an amount per Series B Preferred OP Unit equal to a 10.0% pre-tax annual return on the Initial Capital, compounded monthly, if and to the extent there is gross income available to allocate with respect to the Series B Preferred OP Units at the time of such Liquidation Event (the “Liquidation Preference”). The Liquidation Preference shall accrue and be cumulative from and including the date of original issue of any Series B Preferred OP Unit, and any amounts determined for any partial period will be prorated and computed, and for any full period will be computed, on the basis of twelve 30-day months and a 360-day year.

b. If upon a Liquidation Event, the available assets of the Partnership are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series B Preferred OP Units, then the holders of Series B Preferred OP Units shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

7. Optional Redemption.

a. Limited Partners who hold Series B Preferred OP Units shall be entitled to the same rights with respect to Redemption of those Series B Preferred OP Units as Limited Partners holding OP Units have with respect to those OP Unit pursuant to the OP Unit Redemption Right in Section 8.4 of the Partnership Agreement. Each Series B Preferred OP Unit shall be redeemable on the same terms as each OP Unit, provided that in connection with a Redemption of any Series B Preferred OP Unit, no credit shall be provided for any Liquidation Preference that would otherwise be distributable with respect to such Series B Preferred OP Unit at the time of such Redemption.

b. In connection with any Redemption in accordance with Section 7(a) above, if the General Partner elects to satisfy such Redemption with the REIT Shares Amount, the Series B Preferred OP Units treated as acquired by the General Partner shall automatically convert into OP Units upon acquisition by the General Partner and shall not be entitled to any Liquidation Preference.

8. Allocations. In connection with a Liquidation Event, after any required allocations with respect to the Series A Preferred Units but prior to any allocations of net income pursuant to Section 5.1(a) of the Partnership Agreement, items of gross income shall be allocated, to the extent available, to the holders of Series B Preferred OP Units with respect to the Series B Preferred OP Units in an amount equal to the aggregate Liquidation Preference pro rata in accordance with their respective Percentage Interests with respect to the Series B Preferred OP Units.

9. Voting Rights. Holders of the Series B Preferred OP Units will not have any voting rights.

10. Conversion. The Series B Preferred OP Units are not convertible into or exchangeable for any other property or securities of the Partnership except as otherwise set forth herein.

11. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partners hereby ratify and confirm.